UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TRANS1 INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The following communication was sent to employees of TranS1 Inc. and Baxano, Inc. on May 5, 2013:

TranS1 and Baxano (Baxano Surgical) Teams,

I hope this finds everyone doing well!  In an effort to provide consistent and high level communication I am providing a quick update on the business.  Once we close on the transaction I will go back to my consistent weekly e-mail update to the entire company with a review of progress toward our key operational goals.

Here is a quick snapshot of our progress;

•	While I cannot provide specifics, April was a strong month for the business with both AxiaLIF and VEO. iO-Flex was down slightly in its case volume but its growth trajectory continued and I fully expect case volume to come back strong in May. Congratulations to all sales people achieving 100% to quota and above! The combined business had good growth (above 20%) which is something we will be tracking monthly for the entire business as we close this transaction. Team the business needs to grow and we are working on a plan to motivate the entire team to drive for growth each and every month.
•	With the sales management team integrated and the cross training ongoing I expect to start hearing success stories on our ability to engage customers on all of our products. Leveraging the relationships we have today is one of the key levers of our sales strategy.
•	The work of the ILT group is going well as we make progress toward a combined organization. The team is working hard around plans on our customer facing functions such as order entry, customer service, distribution and loaner bank. Internal operations are also coming together nicely and I expect a smooth transition at the time of close but the work to get there has been tremendous. We will have further communications on ILT progress is we move forward this month. Our target date to close is still in May but is probably late May at this point. This date is out of our control due to the timing of our SEC review. We should have more specifics in this area soon.
•	We completed our SAB (Scientific Advisory Board) Meeting on Friday night and Saturday in Raleigh in what was our first combined TranS1/Baxano meeting. The surgeons got along great and gave excellent feedback to the R&D and Marketing teams (I took at least two pages of notes!). Most importantly they were also complimentary of the opportunity the combined company has in front of them. I heard repeatedly how impressed they were with the overall talent of the organization we have and the excitement for our opportunity for growth. I also saw good evidence of our ability to cross sell our technologies across a broader surgeon base.
•	We have made great progress on the clinical front in the past month. We have seen increased enrollment in our RAMP (AxiaLIF vs TLIF) trial and just got word that the head to head AxiaLIF/ALIF paper was published. We are ready to start collecting the data on our VEO registry study and expect good things from this data set. The IDE for AxiaLIF in long constructs will also get submitted to FDA in May. The iO-Flex study continues to progress in follow up and STRIDE is in enrollment and we now know of 4 different iO-Flex papers that should come out in publication the next year. Team the clinical data we continue to obtain is critical to our strategy and long term success.
•	Our new product pipeline is making great progress. Principally we are commencing clinical cases with iO-Tome this month with an expected full launch in October. We continue to make great progress on our MIS pedicle screw system, AxiaLIF improvements and VEO L4-5 instrumentation.

Thanks for all your hard work as we help many patients every day they all benefit from your talent and efforts!

I look forward to seeing all of you in the coming weeks in Raleigh, Wilmington or San Jose!

Have a great week!

Always long on TSON and BAXS!

Ken Reali

President and CEO

TranS1

110 Horizon Drive

Suite 230

Raleigh, NC  27615

Phone - 910-332-4544

Fax - 919-803-3775

Email - kreali@TranS1.com

Cautionary Statement

The Merger discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this communication regarding the Merger constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations.  Factors that could cause actual results to differ materially from those described include, but are not limited to, the ability to consummate the transactions on the proposed timeline or at all, failure to receive the approval of the stockholders of the Company, the risk that the Merger Agreement could be terminated under circumstances that would require the Company to pay a termination fee, the effect on the Company’s business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports.  You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company's expectations as of the date of this communication and speak only as of the date of this communication.  The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Merger described in the revised preliminary proxy statement on Schedule 14A filed by the Company on April 30, 2013.  The Company will file a definitive proxy statement (when available) and other documents regarding the Merger described in this communication with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REVISED PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON APRIL 30, 2013 AND, WHEN AVAILABLE, THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  The definitive proxy statement (when available) will be mailed to stockholders.  Stockholders will be able to obtain, without charge, a copy of the revised preliminary proxy statement, the definitive proxy statement (when available), and other documents the Company files with the SEC from the SEC’s website atwww.sec.gov. The revised preliminary proxy statement, definitive proxy statement (when available), and other relevant documents will also be available, without charge, by directing a request by mail or telephone to the Company, Attn: Corporate Secretary, 110 Horizon Drive, Suite 230, Raleigh, NC 27615, by calling the Company at (866) 256-1206, by emailing the Company at merger@trans1.com, or from the Company’s website, www.trans1.com.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the Merger or be deemed to be participants in the solicitation of proxies of the Company’s stockholders to approve the issuance of the Company’s stock in connection with the Merger.  Stockholders may obtain additional information regarding the participants and their interests in the solicitation by reading the revised preliminary proxy statement on Schedule 14A filed by the Company on April 30, 2013 and the definitive proxy statement (when available).